                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                      TRANSITIONAL SPORTING GOODS COMPANY

                      ___________________________________


                 FIRST: The name of the Corporation is "Transitional Sporting Goods Company."

                 SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 13,000,000, consisting of 12,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                 The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

                 FIFTH:  The name and mailing address of the incorporator are:

                 Name                              Mailing Address
                 ----                              ---------------

                 Jina L. Choi                      c/o Davis Polk &
                                                     Wardwell
                                                   450 Lexington Avenue
                                                   New York, NY 10017

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

                 SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than nine directors, the exact number of directors to be determined from time to time as provided in the Bylaws of the Corporation.

                 (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1997 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 1998 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1999 annual meeting.
Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors changes, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.


                 (c) The names and mailing addresses of the persons who are to serve initially as directors of each Class are:


                 Name                                                        Mailing Address
                 ----                                                        ---------------
   Class I

                 Barry H. Feinberg                                           c/o Saunders Karp &
                                                                              Megrue, L.P.
                                                                             Two Greenwich Plaza
                                                                             Suite 100
                                                                             Greenwich, CT 06830

                 F. Barron Fletcher, III                                     c/o Saunders Karp &
                                                                              Megrue, L.P.
                                                                             Two Greenwich Plaza
                                                                             Suite 100
                                                                             Greenwich, CT 06830
   Class II

                 Michael J. Newsome                                          c/o Hibbett Sporting
                                                                               Goods, Inc.
                                                                             451 Industrial Lane
                                                                             Birmingham, AL 35211


                 Thomas A. Saunders, III                                     c/o Saunders Karp &
                                                                              Megrue, L.P.
                                                                             Two Greenwich Plaza Suite 100
                                                                             Greenwich, CT 06830

   Class III

                 Clyde B. Anderson                                           c/o Books-A-Million,
                                                                               Inc.
                                                                             402 Industrial Lane
                                                                             Birmingham, AL 35211

                 John F. Megrue                                              c/o Saunders Karp &
                                                                               Megrue, L.P.
                                                                             Two Greenwich Plaza
                                                                             Suite 100
                                                                             Greenwich, CT 06830

         (d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         (e) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director elected to fill a vacancy of a former director shall hold office for the remaining term of the former director. Each director elected to fill a newly created directorship shall hold office for a term that coincides with the term of Class to which the director has been assigned.

         (f) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         (g) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

                 SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.
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                 The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                 EIGHTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

                 (2) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                 NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, and this ARTICLE NINTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, and this ARTICLE NINTH, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, I have hereunto signed my name this 23rd day of September 1996.

                                                  /s/ Jina L. Choi
                                                  ---------------------------
                                                  Jina L. Choi

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

              HIBBETT SPORTING GOODS, INC., AN ALABAMA CORPORATION

                                      INTO

                TRANSITIONAL SPORTING GOODS COMPANY, A DELAWARE
                                  CORPORATION

                          (Pursuant to Section 253 of
             the General Corporation Law of the State of Delaware)

                                     *****

         The undersigned does hereby certify that:

         FIRST: The names and state of incorporation of each of the constituent corporations is as follows:

            Name                           State of Incorporation
            ----                           ----------------------

 Hibbett Sporting Goods, Inc.
 (the "Alabama Company")                        Alabama

 Transitional Sporting Goods Company            Delaware
 (the "Delaware Company")



         SECOND: The Alabama Company owns of record all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Delaware Company, the Common Stock being the only class of stock of the Delaware Company issued and outstanding.

         THIRD: At a meeting of the Board of Directors of the Alabama Company, held on September 13, 1996, the Board of Directors of the Alabama Company adopted resolutions, a copy of which is attached hereto as Appendix I and hereby made an integral part hereof, providing for the merger of the Alabama Company into the Delaware Company (the "Merger"), which resolutions have not been amended or rescinded and remain in full force and effect.

         FOURTH: The Merger has been adopted, approved, certified, executed and acknowledged by the Alabama Company in accordance with the laws of Alabama.

         FIFTH: Upon the effectiveness of the Merger, the surviving corporation shall be Transitional Sporting Goods Company which hereby amends its Certificate of Incorporation, Article First to read as follows: "The name of the Corporation is `Hibbett Sporting
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Goods, Inc.'"

         IN WITNESS WHEREOF, Hibbett Sporting Goods, Inc., an Alabama corporation, has caused this Certificate of Ownership and Merger to be executed in its corporate name by its President this 4th day of October, 1996.

                                        HIBBETT SPORTING GOODS, INC.


                                        By: /s/ Michael J. Newsome
                                           -----------------------------------
                                                 Name:   Michael J. Newsome
                                                 Title:  President





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